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                                                                   Exhibit 23.1

                         CONSENT OF ERNST & YOUNG LLP

   We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-48096 and No. 333-71520) pertaining to the Amended and Restated 1998 Stock Incentive Plan, the 2000 Stock Plan, the 2000 Non-Employee Director Option Plan, and the 2000 Employee Stock Purchase Plan of StorageNetworks, Inc. of our report dated January 28, 2002, with respect to the consolidated financial statements and schedule of StorageNetworks, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/ Ernst & Young LLP
Boston, Massachusetts
March 21, 2002